Exhibit 31.2

CERTIFICATION

I, Tom Constantino, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of A10 Networks, Inc. for the year ended December 31, 2017; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 10, 2018	By: /s/ Tom Constantino
Tom Constantino
Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)